EXHIBIT 99.1

NON-OPERATED MARCELLUS INTEREST

Report of Independent Registered Public Accounting Firm

The Board of Directors and Unitholders

Western Gas Equity Holdings, LLC (as general partner of Western Gas Equity Partners, LP):

We have audited the accompanying balance sheet of Western Gas Equity Partners, LP’s Non-Operated Marcellus Interest as of December 31, 2012, and the related statements of income, net investment by Anadarko, and cash flows for the year then ended. These financial statements are the responsibility of Western Gas Equity Partners, LP’s (the Partnership) management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Gas Equity Partners, LP’s Non-Operated Marcellus Interest as of December 31, 2012, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Houston, Texas

April 19, 2013

NON-OPERATED MARCELLUS INTEREST

STATEMENT OF INCOME

Year Ended
thousands	December 31, 2012
Revenues – affiliates
Gathering of natural gas	$16,503
Revenues – third parties
Gathering of natural gas	44,644

Total revenues	61,147

Operating expenses
Operation and maintenance	8,762
General and administrative (1)	2,146
Depreciation	3,347

Total operating expenses	14,255

Operating income	46,892
Income tax expense	19,457

Net income	$27,435

(1)

General and administrative expense includes charges from affiliates (as defined in Note 1) of $2.1 million to the Non-Operated Marcellus Interest (as defined in Note 1) for services and amounts paid by affiliates to third parties on behalf of the Non-Operated Marcellus Interest.

See accompanying Notes to Financial Statements.

NON-OPERATED MARCELLUS INTEREST

BALANCE SHEET

thousands	December 31, 2012
ASSETS
Current assets
Accounts receivable	$11,879

Total current assets	11,879
Plant, property and equipment
Cost	249,244
Less accumulated depreciation	4,663

Net property, plant and equipment	244,581
Goodwill	17,400

Total assets	$273,860

LIABILITIES AND NET INVESTMENT BY ANADARKO
Current liabilities
Accounts payable	$521
Accrued liabilities	27,527

Total current liabilities	28,048
Deferred income taxes	45,575
Asset retirement obligations	277

Total liabilities	73,900
Net investment by Anadarko	199,960

Total liabilities and net investment by Anadarko	$273,860

See accompanying Notes to Financial Statements.

NON-OPERATED MARCELLUS INTEREST

STATEMENT OF NET INVESTMENT BY ANADARKO

thousands
Balance at December 31, 2011	$86,863
Net income	27,435
Net contributions from Anadarko	85,662

Balance at December 31, 2012	$199,960

See accompanying Notes to Financial Statements.

NON-OPERATED MARCELLUS INTEREST

STATEMENT OF CASH FLOWS

Year Ended
thousands	December 31, 2012
Cash flows from operating activities
Net income	$27,435
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,347
Deferred income taxes	29,408
Changes in assets and liabilities:
Decrease in accounts receivable	37,739
Decrease in accounts payable and accrued liabilities	(4,777)

Net cash provided by operating activities	93,152
Cash flows from investing activities
Capital expenditures	(178,814)

Net cash used in investing activities	(178,814)
Cash flows from financing activities
Net contributions from Anadarko	85,662

Net cash provided by financing activities	85,662

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$—

See accompanying Notes to Financial Statements.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

On March 1, 2013, Western Gas Partners, LP (“WES”) completed its acquisition of a 33.75% interest in both the Liberty and Rome gas gathering systems from Anadarko Marcellus Midstream, L.L.C. (“AMM”), a wholly owned subsidiary of Anadarko Petroleum Corporation. The systems serve production from the Marcellus shale in north-central Pennsylvania. The interest acquired is referred to as the “Non-Operated Marcellus Interest” and the acquisition as the “Non-Operated Marcellus Interest acquisition.” The accompanying financial statements and related notes present the proportionate share of financial position, results of operations, cash flows and net investment by Anadarko of the Non-Operated Marcellus Interest.

For purposes of these financial statements, “WGP” refers to Western Gas Equity Partners, LP in its individual capacity or to Western Gas Equity Partners, LP and its subsidiaries, including Western Gas Holdings, LLC and WES, as the context requires. “WES GP” refers to Western Gas Holdings, LLC, individually as the general partner of WES, and excludes WES itself. WGP’s general partner, Western Gas Equity Holdings, LLC (“WGP GP”), is a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko Petroleum Corporation” refers to Anadarko Petroleum Corporation excluding its subsidiaries and affiliates. “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding WGP and WGP GP. “WGP and Affiliates” refers to subsidiaries of Anadarko, including WGP in its individual capacity, and “affiliates” refers to subsidiaries of Anadarko, excluding WGP and its consolidated subsidiaries, and includes the interests in Fort Union Gas Gathering, LLC, White Cliffs Pipeline, LLC and Rendezvous Gas Services, LLC. WGP has no independent operations or material assets other than its partnership interests in WES; the consolidated financial results of WES are included in WGP’s consolidated financial statements due to WGP’s 100% ownership interest in and the control of WES GP.

In September 2006, AMM and a third party (operator) entered into a 50/50 Joint Exploration Agreement covering counties in Northern Pennsylvania within an Area of Mutual Interest (“AMI”) that the parties designated as “Area A.” Initial construction of the midstream assets within Area A began in May 2008, and in December 2011, following various sales of interests, AMM and three third-party owners (the “system owners”) entered into a Construction, Ownership and Operation agreement (the “COO Agreement”) to jointly own and develop the midstream assets in Area A (the “AMI Assets”). As of December 31, 2012, four parties, including AMM, were owners of the AMI Assets. For purposes of these financial statements, the “Operator” refers to the third-party operator of the AMI Assets under the COO Agreement.

The AMI Assets are comprised of two systems, the Liberty Gas Gathering System (the “Liberty GGS”) and the Rome Gas Gathering System (the “Rome GGS”). As of December 31, 2012, the Liberty GGS and Rome GGS had total capacity of 1.05 billion cubic feet per day and 670 million cubic feet per day, respectively. Both systems gather gas from the system owners, including Anadarko, and from other third parties producing in the area.

As of December 31, 2012, there were seven producers with gas gathering agreements for the AMI assets. These gas gathering agreements provide for gathering and compression rates (either fixed or based on a cost-of-service model, depending on the agreement) and 15-year primary terms expiring on various dates through 2027. The gathering and compression rates for the anchor shippers (as defined in the COO Agreement) are based on a cost-of-service model, which is reviewed on an annual basis and the gathering fee is adjusted accordingly.

These financial statements were prepared in connection with WES’s acquisition of the Non-Operated Marcellus Interest from Anadarko and incorporate the activities and account balances of the Non-Operated Marcellus Interest from the historical cost-basis accounts of Anadarko with certain adjustments made to reasonably reflect the stand-alone costs of doing business. These adjustments required the use of management’s assumptions, allocations and estimates.

These accompanying financial statements and notes thereto were prepared for the purpose of complying with the U.S. Securities and Exchange Commission rules and regulations, including but not limited to Regulation S-X, Article 3, General Instructions as to Financial Statements, and Staff Accounting Bulletin Topic 1-B, Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity. Certain expenses incurred by Anadarko were only indirectly attributable to the Non-Operated Marcellus Interest.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (CONTINUED)

In connection with the closing of the acquisition of the Non-Operated Marcellus Interest on March 1, 2013, existing agreements between Anadarko and WES also became effective for the Non-Operated Marcellus Interest. These agreements materially affected how general and administrative expense is charged to the Non-Operated Marcellus Interest. WES is generally not subject to federal or state income tax, other than Texas margin tax. As such, the income attributable to the Non-Operated Marcellus Interest upon WES’s proportionate consolidation effective March 1, 2013, is no longer subject to entity-level federal income taxation. Accordingly, these financial statements are not indicative of the actual results of operations that would have occurred if the Non-Operated Marcellus Interest had been owned separately during the period reported and are also not indicative of future results of operations. Transactions between the Non-Operated Marcellus Interest and Anadarko have been identified in the financial statements as transactions between affiliates. The allocations and related estimates and assumptions are further described in Note 2 and Note 3.

The information furnished herein reflects all normal recurring adjustments that are, in the opinion of management, necessary for a fair statement of financial position as of December 31, 2012, and for the results of operations, changes in net investment by Anadarko and cash flows for the year ended December 31, 2012.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates. In preparing financial statements in accordance with generally accepted accounting principles in the United States, management makes informed judgments and estimates that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements and the notes thereto. Management evaluates its estimates and related assumptions regularly, using historical experience and other methods considered reasonable under the particular circumstances. Changes in facts and circumstances or additional information may result in revised estimates, and actual results may differ from these estimates. Effects on the business, financial position and results of operations of the Non-Operated Marcellus Interest resulting from revisions to estimates are recognized when the facts that give rise to the revision become known.

Fair value. The fair-value-measurement standard defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which they are observable. The three levels of the fair value hierarchy are as follows:

Level 1 – Inputs represent quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs).

Level 3 – Inputs that are not observable from objective sources, such as management’s internally developed assumptions used in pricing an asset or liability (for example, an estimate of future cash flows used in management’s internally developed present value of future cash flows model that underlies the fair value measurement).

Nonfinancial assets and liabilities initially measured at fair value include long-lived assets (asset groups), goodwill, initial recognition of asset retirement obligations and initial recognition of environmental obligations assumed in a third-party acquisition. Impairment analyses for long-lived assets, goodwill, and the initial recognition of asset retirement obligations and environmental obligations use Level 3 inputs. When fair value measurements are required and there is not a market-observable price for the asset or liability or a market-observable price for a similar asset or liability, the cost, income, or market valuation approach is used, depending on the quality of information available to support management’s assumptions.

The carrying amounts of accounts receivable and accounts payable reported on the accompanying balance sheet approximate fair value due to the short-term nature of these items.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Bad-debt reserve. For the Non-Operated Marcellus Interest, accounts receivable are comprised of receivables from the Operator, and there was no amount recorded for bad-debt reserve at December 31, 2012. The Operator analyzes its exposure to bad debts on a customer-by-customer basis for its third-party accounts receivable and may establish credit limits for significant third-party customers.

Property, plant and equipment. Property, plant and equipment are generally stated at the lower of historical cost less accumulated depreciation or fair value, if impaired. All construction-related direct labor and material costs are capitalized. The cost of renewals and betterments that extend the useful life of property, plant and equipment is also capitalized. The cost of repairs, replacements and major maintenance projects that do not extend the useful life or increase the expected output of property, plant and equipment is expensed as incurred.

Depreciation is computed using the straight-line method based on estimated useful lives and salvage values of assets. However, subsequent events could cause a change in estimates, thereby impacting future depreciation amounts. Uncertainties that may impact these estimates include, but are not limited to, changes in laws and regulations relating to environmental matters, including air and water quality, restoration and abandonment requirements, economic conditions and supply and demand in the area.

Management of the Non-Operated Marcellus Interest evaluates the ability to recover the carrying amount of its long-lived assets to determine whether its long-lived assets have been impaired. Impairments exist when the carrying amount of an asset exceeds estimates of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. When alternative courses of action to recover the carrying amount of a long-lived asset are under consideration, estimates of future undiscounted cash flows take into account possible outcomes and probabilities of their occurrence. If the carrying amount of the long-lived asset is not recoverable based on the estimated future undiscounted cash flows, the impairment loss is measured as the excess of the asset’s carrying amount over its estimated fair value, such that the asset’s carrying amount is adjusted to its estimated fair value with an offsetting charge to impairment expense. No impairment expense was recognized during the year ended December 31, 2012.

Goodwill. Goodwill included in the accompanying financial statements represents the allocated portion of Anadarko’s midstream goodwill attributed to the Non-Operated Marcellus Interest upon WES’s acquisition. The carrying value of Anadarko’s midstream goodwill represents the excess of the purchase price of a third-party entity over the estimated fair value of the identifiable assets acquired and liabilities assumed by Anadarko. Accordingly, the goodwill balance does not represent, and in some cases is significantly different than, the difference between the consideration WES paid for its acquisition from Anadarko and the fair value of the net assets on the acquisition date. The carrying amount of goodwill was unchanged during the year ended December 31, 2012. The accompanying balance sheet as of December 31, 2012, includes goodwill of $17.4 million, none of which is deductible for tax purposes.

Goodwill is evaluated for impairment annually, as of October 1, or more often as facts and circumstances warrant. The first step in the goodwill impairment test includes comparing the fair value of each reporting unit to which goodwill has been assigned to the carrying amount of the net assets, including goodwill, of the respective reporting unit. For 2012, an initial qualitative assessment was performed prior to proceeding to the first step in the goodwill impairment test whereas it was concluded, based on qualitative factors, that it was more likely than not that the fair value of the reporting unit exceeds its carrying amount, such that goodwill was not impaired, and estimating the fair value of the reporting unit was therefore not necessary. If the carrying amount of the reporting unit exceeds its fair value, goodwill is written down to its implied fair value through a charge to operating expense based on a hypothetical purchase price allocation. The carrying value of goodwill after such an impairment would represent a Level 3 fair value measurement. No goodwill impairment has been recognized in these financial statements.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Asset retirement obligations. Liabilities are recognized based on the estimated costs of retiring tangible long-lived assets. The liability is recognized at fair value, measured using discounted expected future cash outflows for the asset retirement obligation when the obligation originates, which generally is when an asset is acquired or constructed. The carrying amount of the associated asset is increased commensurate with the liability recognized. Over time, the discounted liability is adjusted to its expected settlement value through accretion expense, which is reported within depreciation in the accompanying statement of income. Subsequent to the initial recognition, the liability is also adjusted for any changes in the expected value of the retirement obligation (with a corresponding adjustment to property, plant and equipment) until the obligation is settled. Revisions in estimated asset retirement obligations may result from changes in estimated inflation rates, discount rates, asset retirement costs and the estimated timing of settling asset retirement obligations. See Note 6.

Revenues. Under its fee-based gathering agreements, the Non-Operated Marcellus Interest earns a fixed fee based on the volume and thermal content of natural gas and recognizes estimated revenues for its services in the month such services are performed, with final adjustments recorded within the following two months. Under its cost-of-service gathering agreements, the Non-Operated Marcellus Interest earns fees for gathering and compression services based on rates calculated in a cost-of-service model over the 15-year life of the agreements. Producers’ gas is gathered and delivered to pipelines for market delivery. Revenues attributable to the fee-based and cost-of-service model agreements are reported as revenues from gathering of natural gas in the accompanying statement of income.

Operating expenses under the COO Agreement. The Operator allocates to each system owner its share of the expenses incurred to run and maintain the AMI Assets. These direct operation and maintenance expenses are estimated monthly, with final adjustments recorded when such information is made available to the system owners by the Operator. In addition, the Operator charges each system owner, including the Non-Operated Marcellus Interest, 1.4% of total capital costs to compensate for overhead costs incurred in the construction, installation and expansion of fixed assets. The Operator also charges an amount based on MMBtu (million British thermal units) of gas produced ($0.0269878 per MMBtu in 2012) which escalates annually, to cover various overhead costs including, but not limited to, warehousing and centralized corporate functions expenses (i.e., legal, accounting, insurance, payroll, etc.). These charges are recorded to operation and maintenance expenses on the accompanying statement of income. Refer to Note 3 for a description of general and administrative expense for the year ended December 31, 2012.

Cash. Anadarko provided cash as needed to support the Non-Operated Marcellus Interest and collected cash from the services provided by the Non-Operated Marcellus Interest. Consequently, the accompanying balance sheet does not include any cash balances. See Note 3 for information on Anadarko’s centralized cash management process. Net cash received from Anadarko is reflected as net contributions from Anadarko on the accompanying statements of net investment by Anadarko and cash flows.

Income taxes. The Non-Operated Marcellus Interest is not subject to income tax as a stand-alone entity. The current federal and state income taxes included in these financial statements represent the Non-Operated Marcellus Interest’s allocable share of Anadarko’s current federal and state income taxes. Deferred federal and state income taxes are provided on temporary differences between the financial statement carrying amounts of recognized assets and liabilities and their respective tax bases as if tax returns were filed for the Non-Operated Marcellus Interest as a stand-alone entity. See Note 4.

Subsequent events. For purposes of these financial statements, subsequent events have been evaluated through April 19, 2013, the date the financial statements were available to be issued. See Note 8.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

3.  TRANSACTIONS WITH AFFILIATES

Affiliate transactions. Revenues from affiliates include amounts earned by the Non-Operated Marcellus Interest from services provided to Anadarko. Operating expense includes affiliate general and administrative expense allocated by Anadarko in the form of a management services fee for services and amounts paid to third parties on behalf of the Non-Operated Marcellus Interest. Affiliate expenses do not inherently bear a direct relationship to affiliate revenues, and third-party expenses do not bear a direct relationship to third-party revenues.

Cash management. Anadarko operates a cash management system whereby excess cash from most of its subsidiaries’ separate bank accounts is generally swept to centralized accounts. Sales and purchases related to third-party transactions of the Non-Operated Marcellus Interest were received or paid in cash by Anadarko within its centralized cash management system and were ultimately settled through an adjustment to net investment by Anadarko. Anadarko did not charge interest on intercompany balances for the year ended December 31, 2012, because cash settlement of the intercompany balances was never the intent. The outstanding affiliate balances were entirely settled as of December 31, 2012, through an adjustment to net investment by Anadarko in connection with the Non-Operated Marcellus Interest acquisition.

Gas gathering agreements. For the year ended December 31, 2012, approximately 22% of throughput for the Non-Operated Marcellus Interest was attributable to natural gas production owned or controlled by Anadarko.

Allocation of costs. For the purpose of these financial statements, a portion of Anadarko’s general and administrative expenses have been allocated to the Non-Operated Marcellus Interest in the form of a management services fee and included in general and administrative expenses in the accompanying statement of income. General, administrative and management costs were allocated to the Non-Operated Marcellus Interest based on its proportionate share of Anadarko’s assets and revenues or other contractual arrangements. Management believes these allocation methodologies are reasonable. The management services fee represents allocable costs, including compensation, benefits, pension and postretirement costs, associated with the provision of services for or on behalf of the Non-Operated Marcellus Interest by Anadarko related to the following: (i) various business services, including but not limited to, payroll, accounts payable and facilities management; and (ii) various corporate services, including, but not limited to, legal, accounting, treasury, information technology and human resources.

Concentration of credit risk. The system owners (as defined in Note 1) were the only customers from whom revenues exceeded 10% of the Non-Operated Marcellus Interest’s revenues for the year ended December 31, 2012.

4.  INCOME TAXES

Components of income tax expense (benefit) for the Non-Operated Marcellus Interest are as follows:

Year Ended
thousands	December 31, 2012
Current income taxes
Federal	$(7,555)
State	(2,396)

Total current income taxes	(9,951)

Deferred income taxes
Federal	22,328
State	7,080

Total deferred income taxes	29,408

Total income tax expense	$19,457

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

4.  INCOME TAXES (CONTINUED)

The following table summarizes the reconciliation of the federal statutory tax rate to the effective tax rate for the Non-Operated Marcellus Interest:

Year Ended
thousands, except percentage	December 31, 2012
Income before income taxes	$46,892
Statutory tax rate	0%

Tax computed at statutory rate	$—
Adjustments resulting from:
Federal taxes on income attributable to the Non-Operated Marcellus Interest	17,251
State taxes on income attributable to the Non-Operated Marcellus Interest (net of federal benefit)	2,206

Income tax expense	$19,457

Effective tax rate	41%

The tax effects of temporary differences that give rise to deferred tax liabilities for the Non-Operated Marcellus Interest at December 31, 2012, are as follows:

thousands	December 31, 2012
Depreciable property	$(45,575)

Total deferred income tax liabilities	$(45,575)

5.  PROPERTY, PLANT AND EQUIPMENT

A summary of the historical cost of the Non-Operated Marcellus Interest’s property, plant and equipment is as follows:

	Estimated
thousands	Useful Life	December 31, 2012
Gathering systems	15 to 30 years	$173,554
Assets under construction	n/a	75,690

Total property, plant and equipment		$249,244
Accumulated depreciation		4,663

Net property, plant and equipment		$244,581

The cost of property classified as “Assets under construction” is excluded from capitalized costs being depreciated. This amount represents property that was not yet suitable to be placed into productive service as of December 31, 2012. Property, plant and equipment cost, as well as the accrued liabilities balance in the accompanying balance sheet, includes $27.5 million of accrued capital as of December 31, 2012, representing estimated capital expenditures for which invoices had not yet been processed.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

6.  ASSET RETIREMENT OBLIGATIONS

The following table provides a summary of changes in asset retirement obligations:

Year Ended
thousands	December 31, 2012
Carrying amount of asset retirement obligations at beginning of year	$201
Liabilities incurred	175
Liabilities settled	—
Accretion expense	14
Revisions in estimated liabilities	(113)

Carrying amount of asset retirement obligations at end of year	$277

Revisions in estimated liabilities for the year ended December 31, 2012, related to the extension of the field life of Area A (as defined and described in Note 1) by approximately 12 years. The liabilities incurred during the year ended December 31, 2012, related to the addition of 17,500 horsepower of compression capacity and over 170 miles of pipeline, both predominantly near the Liberty GGS (as defined and described in Note 1).

7.  COMMITMENTS AND CONTINGENCIES

Litigation and legal proceedings. From time to time, the Non-Operated Marcellus Interest is involved in legal, tax, regulatory and other proceedings in various forums regarding performance, contracts and other matters that arise in the ordinary course of business. Management is not aware of any such proceedings for which a final disposition could have a material adverse effect on the results of operations, cash flows or financial position of the Non-Operated Marcellus Interest as of and for the year ended December 31, 2012.

NON-OPERATED MARCELLUS INTEREST

NOTES TO FINANCIAL STATEMENTS

8.  SUBSEQUENT EVENT

Agreements with Anadarko. Beginning on the closing date of the Non-Operated Marcellus Interest acquisition and related transactions, the Non-Operated Marcellus Interest is subject to the terms and conditions of various agreements between WES and Anadarko, including the following:

•

the contribution agreement by which WES acquired the Non-Operated Marcellus Interest, pursuant to which Anadarko agreed to indemnify WES against certain losses resulting from any breach of Anadarko’s representations, warranties, covenants or agreements, and for certain other matters;

•

an omnibus agreement that provides for certain indemnities, reimbursement for expenses paid by Anadarko on behalf of WES and compensation to Anadarko for providing WES with certain general and administrative services and insurance coverage;

•

a tax sharing agreement pursuant to which WES will reimburse Anadarko for WES’s share of Texas margin tax borne by Anadarko as a result of the financial results of the Non-Operated Marcellus Interest being included in a combined or consolidated tax return filed by Anadarko with respect to activity subsequent to March 1, 2013; and

•	other routine agreements with Anadarko, its subsidiaries or affiliates that arise in the ordinary course of business for gathering services and other operational matters.

Change in tax status. WES is generally not subject to federal or state income tax, other than Texas margin tax. As such, the income attributable to the Non-Operated Marcellus Interest upon WES’s proportionate consolidation effective March 1, 2013, is not subject to federal income tax, thereby eliminating the applicability of entity-level federal income taxation.

Affiliated balances subsequent to acquisition. Prior to March 1, 2013, cash transactions attributable to the Non-Operated Marcellus Interest were received or paid in cash by Anadarko within its centralized cash management system. In connection with the closing of the contribution agreement associated with the Non-Operated Marcellus Interest acquisition, net affiliate receivable and payable balances with Anadarko were settled through an adjustment to net investment by Anadarko. Subsequent to March 1, 2013, WES cash-settles transactions directly with third parties and Anadarko, including transactions attributable to the Non-Operated Marcellus Interest, and no interest is charged or earned on affiliate balances other than balances associated with loan agreements.